Exhibit 5.01

June 3, 2011

Southwestern Public Service Company
Tyler at Sixth Street
Amarillo, TX 79101

Ladies and Gentlemen:

We have acted as local counsel for Southwestern Public Service Company, a New Mexico corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”):

(i)	secured unsubordinated debt securities of the Company in the form filed as Exhibit 4.07 to the Registration Statement, with appropriate insertions (the “Mortgage Bonds”); and

(ii)	unsecured unsubordinated debt securities of the Company in the form filed as Exhibit 4.08 to the Registration Statement, with appropriate insertions (the “Senior Debt Securities”).

The Securities may be offered in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Mortgage Bonds are to be issued under an indenture substantially in the form filed as Exhibit 4.03 to the Registration Statement, with appropriate insertions (the “Mortgage Bond Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Mortgage Bond Trustee”).  The Senior Debt Securities are to be issued under the Indenture dated February 1, 1999 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Senior Trustee” and together with the Mortgage Bond Trustee, referred to herein collectively as the “Trustees” and individually as a “Trustee”), filed as Exhibit 4.04 to the Registration Statement (the “Senior Indenture” and together with the Mortgage Bond Indenture, referred to herein collectively as the “Indentures” and individually as an “Indenture”).

Southwestern Public Service Company
June 3, 2011

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with issuance of any Mortgage Bonds to be issued and sold from time to time under the Registration Statement, we have assumed that the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Mortgage Bonds are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Mortgage Bonds.

We have examined or are otherwise familiar with the Registration Statement and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that:

1.	The Company is validly existing and in good standing under the laws of the State of New Mexico;

2.
The Company has the corporate power and authority to execute and deliver the Indentures and the Securities, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

3.
The execution and delivery by the Company of the Senior Indenture have been properly authorized by all necessary corporate action on the part of the Company, and the Senior Indenture has been duly executed and delivered by the Company;

4.
The execution and delivery by the Company of the Indentures and the Securities, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby will not violate the Company’s articles of incorporation or bylaws;

5.
Upon (a) the due authorization, execution and delivery by the Company of the Mortgage Bond Indenture and (b) the qualification of the Mortgage Bond Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Mortgage Bond Indenture, to the extent New Mexico law is applicable thereto, will be a valid and binding obligation of the Company with respect to issuances of any Mortgage Bonds under the Registration Statement; and

6.
With respect to any Mortgage Bonds, upon (a) the due authorization, execution and delivery by the Company of the Mortgage Bond Indenture, (b) the qualification of the Mortgage Bond Indenture under the Trust Indenture Act, (c) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Mortgage Bonds, (d) the due execution and delivery by the Company of such Mortgage Bonds, and (e) the due authentication by the Mortgage Bond Trustee of such Mortgage Bonds pursuant to the Mortgage Bond Indenture, such Mortgage Bonds, to the extent New Mexico law is applicable thereto, will be valid and binding obligations of the Company;

Southwestern Public Service Company
June 3, 2011

except, that, to the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting creditors’ rights and laws affecting the rights of mortgagees and other secured parties generally and state laws which affect the enforcement of certain remedial provisions, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) a Prospectus supplement describing each series of Mortgage Bonds offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (c) the Mortgage Bond Trustee shall have satisfied those legal requirements that are applicable to it to the extent necessary to make the Mortgage Bond Indenture enforceable against it, (d) the Mortgage Bond Trustee and the holders of the Mortgage Bonds shall have complied with all legal requirements pertaining to their status as such status relates to their rights to enforce the Mortgage Bond Indenture and the Mortgage Bonds against the Company, (e) the terms of the Mortgage Bonds will be established in conformity with the Mortgage Bond Indenture and so as not to violate, or be void or voidable under, any applicable law (including without limitation as a matter of public policy), (f) in connection with each issuance of a series of Mortgage Bonds, the Mortgage Bond Trustee and the Company shall have entered into and recorded a supplemental indenture that states (i) the maximum principal amount of such series of Mortgage Bonds, and (ii) the aggregate principal amount of Securities Outstanding (as those terms are defined in the Mortgage Bond Indenture) under the Mortgage Bond Indenture, (g) the Company shall have obtained all governmental and third party authorizations, consents and approvals and shall have made all filings and registrations required to enable it to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, the Mortgage Bond Indenture and the Mortgage Bonds, including without limitation an order of the New Mexico Public Regulatory Commission authorizing and approving the issuance and sale of the Mortgage Bonds and such execution, delivery, performance and consummation does not, and at all relevant times will not, violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon the Company or its properties, and (h) the Mortgage Bonds will be issued (1) upon receipt by the Company of the consideration therefor designated in the applicable Corporate Proceedings, which consideration shall be legally sufficient, and (2) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings.

Southwestern Public Service Company
June 3, 2011

We have also assumed that (a) at the time the Mortgage Bond Indenture and the Mortgage Bonds are authorized, executed and delivered by the Company, (i) the Company will continue to be duly organized, validly existing and in good standing under the laws of the State of New Mexico, and (ii) there will not have occurred any changes in the general corporation statute of the State of New Mexico or in the articles of incorporation or bylaws of the Company affecting such authorization, execution or delivery, and (b) no relevant Corporate Proceedings, once completed, will be modified or rescinded.

We have further assumed that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, all signatures on each such document are genuine, and each document has not been amended, modified or supplemented by any other agreement or understanding, written or oral.  We express no opinion as to the enforceability of provisions of the Mortgage Bond Indenture (i) that provide for cumulative remedies, to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party, (ii) on account of a default determined by a court to be immaterial, (iii) when a court determines that the remedy bears no reasonable relationship to the damages resulting from the default, (iv) when the enforcement would violate the implied covenant of good faith and fair dealing as determined in judicial proceedings, or (v) that purport to appoint one party as an attorney-in-fact for an adverse party.

The opinions herein expressed are limited to the specific issues addressed and to documents and laws existing on the date hereof.  By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

We express no opinion with respect to the perfection or priority of the lien of the Mortgage Bond Indenture.  We note that New Mexico Statutes Annotated § 48-7-9 provides in part that the lien of a mortgage securing a loan upon real estate “shall not exceed at any one time the maximum amount stated in the mortgage.” The New Mexico Supreme Court has held that this language includes “costs, interest, and attorney fees” in excess of a stated principal amount but has not further clarified the meaning of this statute.

We express no opinion as to the enforceability of any particular provision of the Mortgage Bond Indenture relating to remedies after default provided, however, notwithstanding the qualifications set forth elsewhere, in our judgment, subject to the other exceptions, qualifications and limitations set forth in this opinion and subject to the fact that there may be economic consequences arising out of any procedural or other delay, the unenforceability of any such provision will not render the Mortgage Bond Indenture invalid as a whole, nor preclude (i) the judicial enforcement of the obligation of the Company to repay the principal, together with interest thereon (to the extent not deemed a penalty), as provided in the Mortgage Bond Indenture, (ii) the acceleration of the obligation of the Company to repay such principal, together with such interest, upon a material default by the Company in the payment of such principal or interest, or upon a material default in any other material provision of the Mortgage Bond Indenture, and (iii) foreclosure of the Mortgage Bond Indenture upon maturity or upon acceleration pursuant to (ii) above. Our opinions set forth herein are limited to the laws of the State of New Mexico.  We have assumed that the choice of law to govern the Mortgage Bond Indenture and the Mortgage Bonds will be upheld.

Southwestern Public Service Company
June 3, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP

By BROWNSTEIN HYATT FARBER SCHRECK, LLP